Exhibit 99.3 SECOND QUARTER 2025 FINANCIAL SUPPLEMENT

ALLY FINANCIAL INC. FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This document and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This document and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance and future capital allocation and actions. Forward- looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. In particular, forward-looking statements about Ally’s outlook, including expectations regarding net interest margin, adjusted other revenue, net-charge offs, non-interest expenses and average earning assets, and other forward-looking statements are based on our current expectations and are subject to various important factors that could cause actual results to differ materially, including general economic conditions, expectations regarding interest rates and inflation, monetary and fiscal policies in the United States and other jurisdictions, the composition of our balance sheet, including with respect to our loan and securities portfolios, the impact of our strategic initiatives, including recent initiatives involving our Credit Card and Mortgage operations, demand for new and used vehicles, demand for auto loans and leases and the impact of escalating tariffs and other trade policies on us, our customers and our strategic partners, and the economic impacts, volatility and uncertainty resulting therefrom. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described above and in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10- Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This document and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the document. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

ALLY FINANCIAL INC. TABLE OF CONTENTS Page(s) Consolidated Results Consolidated Financial Highlights 4 Consolidated Income Statement 5 Consolidated Period-End Balance Sheet 6 Consolidated Average Balance Sheet 7 Segment Detail Segment Highlights 8 Automotive Finance 9-10 Insurance 11 Corporate Finance 12 Corporate and Other 13 Credit Related Information 14-15 Supplemental Detail Capital 16 Liquidity and Deposits 17 Net Interest Margin 18 Earnings Per Share Related Information 19 Adjusted Tangible Book Per Share Related Information 20 Core ROTCE Related Information 21 Adjusted Efficiency Ratio Related Information 22 3

ALLY FINANCIAL INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS

($ in millions, shares in thousands)

	QUARTERLY TRENDS					CHANGE VS.	
Selected Income Statement Data	**2Q 25**	**1Q 25**	**4Q 24**	**3Q 24**	**2Q 24**	**1Q 25**	**2Q 24**
Net financing revenue	$ 1,516	$ 1,478	$ 1,509	$ 1,520	$ 1,517	$ 38	$ (1)
Core OID [1]	*16*	*16*	*15*	*14*	*14*	*1*	*2*
Net financing revenue (excluding Core OID) [1]	*1,532*	*1,494*	*1,524*	*1,534*	*1,531*	*39*	*1*
Other revenue	566	63	517	615	505	503	61
Change in fair value of equity securities [2]	*(35)*	*13*	*47*	*(59)*	*28*	*(47)*	*(63)*
Repositioning [2]	–	*495*	–	–	–	*(495)*	–
Adjusted other revenue [1]	*531*	*571*	*564*	*556*	*533*	*(40)*	*(2)*
Provision for credit losses	384	191	557	645	457	193	(73)
Repositioning [2]	–	*306*	–	–	–	*(306)*	–
Adjusted provision for credit losses [1]	*384*	*497*	*557*	*645*	*457*	*(113)*	*(73)*
Total noninterest expense [3]	1,262	1,634	1,360	1,225	1,286	(372)	(24)
Repositioning [2]	–	*(314)*	*(140)*	–	–	*314*	–
Noninterest expense (ex. repositioning) [1]	*1,262*	*1,320*	*1,220*	*1,225*	*1,286*	*(58)*	*(24)*
Pre-tax income (loss) from continuing operations	**436**	**(284)**	**109**	**265**	**279**	**720**	**157**
Income tax expense (benefit)	84	(59)	–	67	60	143	24
(Loss) from discontinued operations, net of tax	–	–	(1)	–	–	–	–
Net Income (Loss)	**352**	**(225)**	**108**	**198**	**219**	**577**	**133**
Preferred Dividends	28	28	27	27	28	–	–
Net income (loss) attributable to common shareholders	**$ 324**	**$ (253)**	**$ 81**	**$ 171**	**$ 191**	**$ 577**	**$ 133**
Selected Balance Sheet Data (Period-End)							
Total assets	$ 189,473	$ 193,331	$ 191,836	$ 192,670	$ 192,379	$ (3,858)	$ (2,906)
Consumer loans	100,953	100,831	103,285	103,095	103,585	122	(2,632)
Commercial loans	32,276	32,654	32,745	34,406	35,198	(378)	(2,922)
Allowance for loan losses	(3,416)	(3,398)	(3,714)	(3,700)	(3,572)	(18)	156
Deposits	147,866	151,428	151,574	151,950	152,154	(3,562)	(4,288)
Total equity	14,547	14,232	13,903	14,414	13,699	315	848
Common Share Count							
Weighted average basic [4]	309,895	309,006	307,553	307,312	306,774	889	3,121
Weighted average diluted [4]	312,434	309,006	311,277	311,044	309,886	3,428	2,548
Issued shares outstanding (period-end)	307,787	307,152	305,388	304,715	304,656	634	3,131
Per Common Share Data							
Earnings per share (basic) [4]	$ 1.05	$ (0.82)	$ 0.26	$ 0.55	$ 0.63	$ 1.86	$ 0.42
Earnings per share (diluted) [4]	1.04	(0.82)	0.26	0.55	0.62	1.85	0.42
Adjusted earnings per share [1]	0.99	0.58	0.78	0.43	0.73	0.41	0.26
Book value per share	39.71	38.77	37.92	39.68	37.34	0.94	2.38
Tangible book value per share	39.10	37.81	35.94	37.36	35.00	1.30	4.11
Adjusted tangible book value per share [1]	37.30	35.95	34.04	35.41	33.01	1.34	4.28
Select Financial Ratios							
Net interest margin	3.41%	3.31%	3.30%	3.29%	3.32%		
Net interest margin (ex. Core OID) [1]	3.45%	3.35%	3.33%	3.32%	3.36%		
Cost of funds	3.88%	4.05%	4.25%	4.42%	4.39%		
Cost of funds (ex. Core OID) [1]	3.82%	3.99%	4.19%	4.36%	4.34%		
Efficiency Ratio	60.6%	106.0%	67.1%	57.4%	63.6%		
Adjusted efficiency ratio [1]	50.9%	56.0%	52.8%	51.1%	52.7%		
Return on average assets	0.7%	(0.5)%	0.2%	0.4%	0.4%		
Return on average total equity	9.0%	(7.2)%	2.3%	4.9%	5.6%		
Return on average tangible common equity	11.0%	(9.0)%	2.9%	6.2%	7.2%		
Core ROTCE [1]	13.6%	8.3%	11.3%	6.2%	10.7%		
Capital Ratios [5]							
Common Equity Tier 1 (CET1) capital ratio	9.9%	9.5%	9.8%	9.8%	9.6%		
Tier 1 capital ratio	11.4%	11.0%	11.3%	11.2%	11.0%		
Total capital ratio	13.2%	12.8%	13.2%	12.9%	12.7%		
Tier 1 leverage ratio	9.1%	8.7%	8.9%	9.0%	8.8%		

(1) Represents a non-GAAP financial measure. For more details refer to pages 19-25.
(2) For more details refer to pages 23-25.
(3) Including but not limited to employee related expenses, commissions and provision for losses and loss adjustment expense related to the insurance business, information technology expenses, servicing expenses, facilities expenses, marketing expenses, and other professional and legal expenses.
(4) Due to the antidilutive effect of the net loss attributable to common shareholders for the first quarter 2025, basic weighted average common shares outstanding were used to calculate diluted earnings per share.
(5) For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 24.
Note: Numbers may not foot due to rounding

4

ALLY FINANCIAL INC.
CONSOLIDATED INCOME STATEMENT

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	1Q 25	2Q 24
Financing revenue and other interest income							
Interest and fees on finance receivables and loans	$ 2,624	$ 2,709	$ 2,833	$ 2,889	$ 2,845	$ (85)	$ (221)
Interest on loans held-for-sale	6	5	2	5	7	1	(1)
Total interest and dividends on investment securities	239	221	233	253	255	18	(16)
Interest-bearing cash	95	98	99	102	88	(3)	7
Other earning assets	9	9	11	9	10	—	(1)
Operating leases	352	351	350	316	333	1	19
Total financing revenue and other interest income	3,325	3,393	3,528	3,574	3,538	(68)	(213)
Interest expense							
Interest on deposits	1,329	1,403	1,527	1,616	1,594	(74)	(265)
Interest on short-term borrowings	5	1	3	13	27	4	(22)
Interest on long-term debt	258	271	269	256	244	(13)	14
Interest on other	1	—	—	—	1	1	—
Total interest expense	1,593	1,675	1,799	1,885	1,866	(82)	(273)
Depreciation expense on operating lease assets	216	240	220	169	155	(24)	61
Net financing revenue	**$ 1,516**	**$ 1,478**	**$ 1,509**	**$ 1,520**	**$ 1,517**	**$ 38**	**$ (1)**
Other revenue							
Insurance premiums and service revenue earned	359	364	368	359	341	(5)	18
Gain / (loss) on mortgage and automotive loans, net	(4)	1	6	6	6	(5)	(10)
Other gain / (loss) on investments, net	61	(499)	(24)	74	(7)	560	68
Other income, net of losses	150	197	167	176	165	(47)	(15)
Total other revenue	**566**	**63**	**517**	**615**	**505**	**503**	**61**
Total net revenue	**2,082**	**1,541**	**2,026**	**2,135**	**2,022**	**541**	**60**
Provision for loan losses	**384**	**191**	**557**	**645**	**457**	**193**	**(73)**
Noninterest expense							
Compensation and benefits expense	430	505	446	435	442	(75)	(12)
Insurance losses and loss adjustment expenses	203	161	116	135	181	42	22
Goodwill impairment	—	305	118	—	—	(305)	—
Other operating expenses	629	663	680	655	663	(34)	(34)
Total noninterest expense	1,262	1,634	1,360	1,225	1,286	(372)	(24)
Pre-tax income (loss) from continuing operations	**$ 436**	**$ (284)**	**$ 109**	**$ 265**	**$ 279**	**$ 720**	**$ 157**
Income tax (benefit) / expense from continuing operations	84	(59)	—	67	60	143	24
Net income (loss) from continuing operations	**352**	**(225)**	**109**	**198**	**219**	**577**	**133**
Loss from discontinued operations, net of tax	—	—	(1)	—	—	—	—
Net income (loss)	**$ 352**	**$ (225)**	**$ 108**	**$ 198**	**$ 219**	**$ 577**	**$ 133**
Preferred Dividends	28	28	27	27	28	—	—
Net income (loss) available to common shareholders	**$ 324**	**$ (253)**	**$ 81**	**$ 171**	**$ 191**	**$ 577**	**$ 133**
Core pre-tax income walk							
Net financing revenue	**$ 1,516**	**$ 1,478**	**$ 1,509**	**$ 1,520**	**$ 1,517**	**$ 38**	**$ (1)**
Other revenue	566	63	517	615	505	503	61
Provision for credit losses	384	191	557	645	457	193	(73)
Total noninterest expense	1,262	1,634	1,360	1,225	1,286	(372)	(24)
Pre-tax income (loss) from continuing operations	**$ 436**	**$ (284)**	**$ 109**	**$ 265**	**$ 279**	**$ 720**	**$ 157**
Core OID [1]	16	16	15	14	14	1	2
Change in the fair value of equity securities [2]	(35)	13	47	(59)	28	(47)	(63)
Repositioning [2]	—	503	140	—	—	(503)	—
Core pre-tax income [1]	**$ 418**	**$ 247**	**$ 310**	**$ 220**	**$ 321**	**$ 170**	**$ 96**

(1) Represents a non-GAAP financial measure. For more details refer to pages 19-25.
(2) For more details refer to pages 23-25.
Note: Numbers may not foot due to rounding

5

ALLY FINANCIAL INC.

CONSOLIDATED PERIOD-END BALANCE SHEET

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	1Q 25	2Q 24
Cash and cash equivalents							
Noninterest-bearing	$ 530	$ 543	$ 522	$ 544	$ 536	$ (13)	$ (6)
Interest-bearing	10,062	9,866	9,770	8,072	6,833	196	3,229
Total cash and cash equivalents	10,592	10,409	10,292	8,616	7,369	183	3,223
Investment securities [1]	27,896	27,956	27,627	29,223	28,602	(60)	(706)
Loans held-for-sale, net	185	209	160	306	316	(24)	(131)
Finance receivables and loans, net	133,229	133,485	136,030	137,501	138,783	(256)	(5,554)
Allowance for loan losses	(3,416)	(3,398)	(3,714)	(3,700)	(3,572)	(18)	156
Total finance receivables and loans, net	129,813	130,087	132,316	133,801	135,211	(274)	(5,398)
Investment in operating leases, net	7,992	7,879	7,991	7,967	8,126	113	(134)
Premiums receivable and other insurance assets	2,893	2,806	2,790	2,810	2,806	87	87
Other assets	10,102	11,545	10,660	9,947	9,949	(1,443)	153
Assets of operations held-for-sale [2]	—	2,440	—	—	—	(2,440)	—
Total assets	**$ 189,473**	**$ 193,331**	**$ 191,836**	**$ 192,670**	**$ 192,379**	**$ (3,858)**	**$ (2,906)**
Liabilities							
Deposit liabilities							
Noninterest-bearing	$ 155	$ 133	$ 131	$ 174	$ 156	$ 22	$ (1)
Interest-bearing	147,711	151,295	151,443	151,776	151,998	(3,584)	(4,287)
Total deposit liabilities	147,866	151,428	151,574	151,950	152,154	(3,562)	(4,288)
Short-term borrowings	3,856	3,339	1,625	1,771	3,122	517	734
Long-term debt	15,876	16,465	17,495	16,807	15,979	(589)	(103)
Interest payable	912	954	890	1,425	1,148	(42)	(236)
Unearned insurance premiums and service revenue	3,627	3,563	3,535	3,534	3,496	64	131
Accrued expense and other liabilities	2,789	3,315	2,814	2,769	2,781	(526)	8
Liabilities of operations held-for-sale	—	35	—	—	—	(35)	—
Total liabilities	**$ 174,926**	**$ 179,099**	**$ 177,933**	**$ 178,256**	**$ 178,680**	**$ (4,173)**	**$ (3,754)**
Equity							
Common stock and paid-in capital [3]	$ 15,291	$ 15,248	$ 15,233	$ 15,199	$ 15,176	$ 43	$ 115
Preferred stock	2,324	2,324	2,324	2,324	2,324	—	—
Retained earnings (accumulated deficit)	151	(78)	270	284	208	229	(57)
Accumulated other comprehensive loss	(3,219)	(3,262)	(3,924)	(3,393)	(4,009)	43	790
Total equity	14,547	14,232	13,903	14,414	13,699	315	848
Total liabilities and equity	**$ 189,473**	**$ 193,331**	**$ 191,836**	**$ 192,670**	**$ 192,379**	**$ (3,858)**	**$ (2,906)**

(1) Includes Held-to-maturity securities.
(2) Credit Card moved to Assets of Operations Held-For-Sale (HFS) on 03/31/25. Sale of Credit Card closed on 04/01/25.
(3) Includes Treasury stock.
Note: Numbers may not foot due to rounding

6

ALLY FINANCIAL INC.
CONSOLIDATED AVERAGE BALANCE SHEET [1]

ally

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Assets	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	1Q 25	2Q 24
Interest-bearing cash and cash equivalents	$ 8,888	$ 9,345	$ 8,721	$ 7,867	$ 7,276	$ (457)	$ 1,612
Investment securities and other earning assets	28,359	28,435	28,894	29,695	29,233	(76)	(874)
Loans held-for-sale, net	135	166	123	267	220	(31)	(85)
Total finance receivables and loans, net [2] [5]	132,762	135,178	136,636	137,625	138,322	(2,416)	(5,560)
Investment in operating leases, net	7,919	7,955	7,794	8,038	8,417	(36)	(498)
Total interest earning assets	178,063	181,079	182,168	183,492	183,468	(3,016)	(5,405)
Noninterest-bearing cash and cash equivalents	874	279	278	266	360	595	514
Other assets	11,367	12,078	11,772	11,711	11,720	(711)	(353)
Allowance for loan losses	(3,397)	(3,708)	(3,714)	(3,584)	(3,557)	311	160
Total assets	**$ 186,907**	**$ 189,728**	**$ 190,504**	**$ 191,885**	**$ 191,991**	**$ (2,821)**	**$ (5,084)**
Liabilities							
Interest-bearing deposit liabilities							
Retail deposit liabilities	$ 143,492	$ 143,914	$ 141,868	$ 141,286	$ 142,949	$ (422)	$ 543
Other interest-bearing deposit liabilities [3]	4,806	6,581	9,476	10,789	9,316	(1,775)	(4,510)
Total Interest-bearing deposit liabilities	148,298	150,495	151,344	152,075	152,265	(2,197)	(3,967)
Short-term borrowings	475	124	239	994	2,254	351	(1,779)
Long-term debt [4]	16,129	17,245	16,954	16,597	16,367	(1,116)	(238)
Total interest-bearing liabilities [4]	164,902	167,864	168,537	169,666	170,886	(2,962)	(5,984)
Noninterest-bearing deposit liabilities	146	145	158	166	147	1	(1)
Other liabilities	8,966	7,529	7,757	7,619	7,231	1,437	1,735
Total liabilities	**$ 174,014**	**$ 175,538**	**$ 176,452**	**$ 177,451**	**$ 178,264**	**$ (1,524)**	**$ (4,250)**
Equity							
Total equity	$ 12,893	$ 14,190	$ 14,052	$ 14,434	$ 13,727	$ (1,297)	$ (834)
Total liabilities and equity	**$ 186,907**	**$ 189,728**	**$ 190,504**	**$ 191,885**	**$ 191,991**	**$ (2,821)**	**$ (5,084)**

(1) Average balances are calculated using a combination of monthly and daily average methodologies.
(2) Nonperforming finance receivables and loans are included in the average balances net of unearned income, unamortized premiums and discounts, and deferred fees and costs.
(3) Includes brokered (inclusive of sweep deposits) and other deposits.
(4) Includes average Core OID balance of $713 million in 2Q25, $729 million in 1Q25, $744 million in 4Q24, $759 million in 3Q24, and $773 million in 2Q24.
(5) Includes the effects of finance receivables and loans, net that were transferred to loans held-for-sale, net and subsequently transferred to assets of operations held-for-sale as of March 31, 2025. The sale of card closed April 1, 2025.
Note: Numbers may not foot due to rounding

7

ALLY FINANCIAL INC. SEGMENT HIGHLIGHTS QUARTERLY TRENDS CHANGE VS. ($ in millions) Pre-tax Income / (Loss) 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 Automotive Finance $ 472 $ 375 $ 397 $ 355 $ 584 $ 97 $ (112) Insurance 28 2 36 102 (40) 26 68 Dealer Financial Services 500 377 433 457 544 123 (44) Corporate Finance 96 76 120 105 109 20 (13) (1) Corporate and Other (160) (737) (444) (297) (374) 577 214 Pre-tax income (loss) from continuing operations $ 436 $ (284) $ 109 $ 265 $ 279 $ 720 $ 157 (2) (3) Core OID 16 16 15 14 14 1 2 (4) Change in the fair value of equity securities (35) 13 47 (59) 28 (47) (63) (4) Repositioning and other — 503 140 — — (503) — (3) Core pre-tax income $ 418 $ 247 $ 310 $ 220 $ 321 $ 170 $ 96 (1) Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, consumer mortgage portfolio, Ally Invest activity, and the credit card portfolio. The sale of Credit Card closed on 04/01/25. (2) Core OID for all periods shown are applied to the pre-tax income of the Corporate and Other segment. (3) Represents a non-GAAP measure. For more details refer to pages 19-25. (4) For more details refer to pages 23-25. Note: Numbers may not foot due to rounding 8

ALLY FINANCIAL INC.
AUTOMOTIVE FINANCE – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	1Q 25	2Q 24
Net financing revenue							
Consumer	$ 1,918	$ 1,878	$ 1,907	$ 1,889	$ 1,837	$ 40	$ 81
Commercial	329	341	396	432	435	(12)	(106)
Loans held-for-sale	4	1	1	—	1	3	3
Operating leases	352	351	350	316	333	1	19
Total financing revenue and other interest income	2,603	2,571	2,654	2,637	2,606	32	(3)
Interest expense	1,093	1,065	1,090	1,101	1,065	28	28
Depreciation expense on operating lease assets:							
Depreciation expense on operating lease assets (ex. remarketing)	216	221	224	193	214	(4)	2
Remarketing (gains) loss, net of repo valuation	—	19	(3)	(24)	(59)	(19)	59
Total depreciation expense on operating lease assets	216	240	220	169	155	(24)	61
Net financing revenue	1,294	1,266	1,344	1,367	1,386	28	(92)
Other revenue							
Total other revenue	97	97	88	85	93	—	4
Total net revenue	1,391	1,363	1,432	1,452	1,479	28	(88)
Provision for credit losses	387	434	495	579	383	(47)	4
Noninterest expense							
Compensation and benefits	166	183	165	165	160	(17)	6
Other operating expenses	366	371	375	353	352	(5)	14
Total noninterest expense	532	554	540	518	512	(22)	20
Pre-tax income	**$ 472**	**$ 375**	**$ 397**	**$ 355**	**$ 584**	**$ 97**	**$ (112)**
Memo: Net lease revenue							
Operating lease revenue	$ 352	$ 351	$ 350	$ 316	$ 333	$ 1	$ 19
Depreciation expense on operating lease assets (ex. remarketing)	216	221	224	193	214	(4)	2
Remarketing (gains) loss, net of repo valuation	—	19	(3)	(24)	(59)	(19)	59
Total depreciation expense on operating lease assets	216	240	220	169	155	(24)	61
Net lease revenue	**$ 136**	**$ 111**	**$ 130**	**$ 147**	**$ 178**	**$ 25**	**$ (42)**
Balance Sheet (Period-End)							
Loans held-for-sale, net	$ 15	$ 13	$ 5	$ 3	$ 6	$ 2	$ 9
Consumer loans	84,371	83,887	83,808	83,396	83,694	484	677
Commercial loans	21,066	21,547	22,898	23,842	25,220	(481)	(4,154)
Allowance for loan losses	(3,221)	(3,200)	(3,211)	(3,204)	(3,092)	(21)	(129)
Total finance receivables and loans, net	102,216	102,234	103,495	104,034	105,822	(18)	(3,606)
Investment in operating leases, net	7,992	7,879	7,991	7,967	8,126	113	(134)
Other assets	1,486	1,546	1,566	1,579	1,570	(60)	(84)
Total assets	**$ 111,709**	**$ 111,672**	**$ 113,057**	**$ 113,583**	**$ 115,524**	**$ 37**	**$ (3,815)**

Note: Numbers may not foot due to rounding

9

ALLY FINANCIAL INC.
AUTOMOTIVE FINANCE – KEY STATISTICS

	QUARTERLY TRENDS					CHANGE VS.	
	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	1Q 25	2Q 24
U.S. Consumer Originations (1) ($ in billions)							
Retail standard - new vehicle GM	$ 1.1	$ 1.1	$ 1.1	$ 0.9	$ 1.1	$ 0.0	$ 0.1
Retail standard - new vehicle Stellantis	0.6	0.6	0.7	0.6	0.7	0.0	(0.1)
Retail standard - new vehicle Other	1.4	1.2	1.5	1.0	1.0	0.3	0.4
Used vehicle	6.7	6.4	6.0	5.9	6.1	0.3	0.6
Lease	1.1	0.9	1.0	1.0	0.9	0.3	0.2
Total originations	$ 11.0	$ 10.2	$ 10.3	$ 9.4	$ 9.8	$ 0.8	$ 1.2
U.S. Consumer Originations - FICO Score							
Super prime (760-999)	$ 3.2	$ 3.0	$ 3.5	$ 2.6	$ 2.7	$ 0.2	$ 0.5
High prime (720-759)	1.6	1.5	1.5	1.4	1.4	0.1	0.1
Prime (660-719)	2.9	2.7	2.5	2.6	2.8	0.2	0.1
Prime/Near (620-659)	1.8	1.6	1.5	1.5	1.6	0.2	0.2
Non-Prime (540-619)	0.8	0.7	0.6	0.6	0.6	0.1	0.2
Sub-Prime (0-539)	0.1	0.1	0.1	0.1	0.1	0.1	0.1
No FICO (Primarily CSG)	0.6	0.6	0.6	0.5	0.6	0.0	0.0
Total originations	$ 11.0	$ 10.2	$ 10.3	$ 9.4	$ 9.8	$ 0.8	$ 1.2
U.S. Consumer Retail Originations - Average FICO							
New vehicle	726	728	738	716	714	(1)	12
Used vehicle	703	708	711	707	710	(5)	(7)
Total retail originations	710	714	720	710	712	(4)	(1)
U.S. Market							
New light vehicle sales (SAAR - units in millions)	16.1	16.4	16.5	15.6	15.6	(0.4)	0.5
New light vehicle sales (quarterly - units in millions)	4.2	3.9	4.2	3.9	4.1	0.3	0.1
Dealer Engagement							
Total Active DFS Dealers (2)	21,687	21,665	21,368	21,656	21,825	22	(138)
Total Application Volume (000s)	3,875	3,805	3,478	3,632	3,733	70	142
Ally U.S. Commercial Outstandings EOP ($ in billions)							
Floorplan outstandings	$ 14.7	$ 15.1	$ 16.4	$ 17.5	$ 18.7	$ (0.5)	$ (4.0)
Dealer loans and other	6.4	6.4	6.5	6.3	6.6	0.0	(0.2)
Total Commercial outstandings	$ 21.1	$ 21.5	$ 22.9	$ 23.8	$ 25.2	$ (0.5)	$ (4.2)
U.S. Off-Lease Remarketing							
Off-lease vehicles terminated - on-balance sheet (# in units)	26,302	21,943	23,301	31,033	41,601	4,359	(15,299)
Average gain (loss) per vehicle	$ 14	$ (863)	$ 145	$ 771	$ 1,420	$ 877	$ (1,406)
Total gain (loss) ($ in millions)	$ —	$ (19)	$ 3	$ 24	$ 59	$ 19	$ (59)

(1) Some standard rate loan originations contain manufacturer sponsored cash back rebate incentives. Some lease originations contain rate subvention. While Ally may jointly develop marketing programs for these originations, Ally does not have exclusive rights to such originations under operating agreements with manufacturers.
(2) A dealer is considered to have an active relationship with us if we provided automotive financing, remarketing, or insurance services during the three months ended June 30, 2025.
Note: Numbers may not foot due to rounding

10

ALLY FINANCIAL INC. INSURANCE - CONDENSED FINANCIAL STATEMENTS AND KEY STATISTICS ($ in millions) QUARTERLY TRENDS CHANGE VS. Income Statement (GAAP View) 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 Net financing revenue (1) Total interest and fees on finance receivables and loans $ 4 $ 5 $ 5 $ 4 $ 4 $ (1) $ — Interest and dividends on investment securities 36 34 34 31 32 2 4 Interest bearing cash 5 5 6 8 5 — — Total financing revenue and other interest revenue 45 44 45 43 41 1 4 Interest expense 15 14 14 13 14 1 1 Net financing revenue 30 30 31 30 27 — 3 Other revenue Insurance premiums and service revenue earned 359 364 368 359 341 (5) 18 Other gain / (loss) on investments, net 59 (4) (24) 75 (6) 63 65 Other income, net of losses 4 4 4 3 3 — 1 Total other revenue 422 364 348 437 338 58 84 Total net revenue 452 394 379 467 365 58 87 Noninterest expense Compensation and benefits expense 26 30 27 27 26 (4) — Insurance losses and loss adjustment expenses 203 161 116 135 181 42 22 Other operating expenses 195 201 200 203 198 (6) (3) Total noninterest expense 424 392 343 365 405 32 19 Pre-tax income (loss) $ 28 $ 2 $ 36 $ 102 $ (40) $ 26 $ 68 Memo: Income Statement (Managerial View) Insurance premiums and other income Insurance premiums and service revenue earned $ 359 $ 364 $ 368 $ 359 $ 341 $ (5) $ 18 (2) Investment income and other (adjusted) 59 41 55 49 49 18 10 Other income 4 4 4 3 3 — 1 Total insurance premiums and other income 422 409 427 411 393 13 29 Expense Insurance losses and loss adjustment expenses 203 161 116 135 181 42 22 Acquisition and underwriting expenses Compensation and benefit expense 26 30 27 27 26 (4) — Insurance commission expense 155 162 162 164 162 (7) (7) Other expense 40 39 38 39 36 1 4 Total acquistion and underwriting expense 221 231 227 230 224 (10) (3) Total expense 424 392 343 365 405 32 19 (2) Core pre-tax (loss) / income (2) 17 84 46 (12) (19) 10 (3) Change in the fair value of equity securities 30 (15) (48) 56 (28) 45 58 Income (loss) before income tax expense $ 28 $ 2 $ 36 $ 102 $ (40) $ 26 $ 68 Balance Sheet (Period-End) Cash and investment securities $ 5,728 $ 5,527 $ 5,317 $ 5,461 $ 5,285 $ 201 $ 443 (1) Intercompany loans 687 804 864 826 727 (117) (40) Premiums receivable and other insurance assets 2,910 2,824 2,809 2,829 2,824 86 86 Other assets 380 334 335 339 338 46 42 Total assets $ 9,705 $ 9,489 $ 9,325 $ 9,455 $ 9,174 $ 216 $ 531 Key Statistics (4) Total written premiums and revenue $ 349 $ 385 $ 390 $ 384 $ 344 $ (36) $ 5 (5) Loss ratio 5 6.0% 43.7% 31.3% 3 7.1% 52.5% (6) Underwriting expense ratio 6 1.1% 62.8% 61.2% 6 3.5% 65.1 % Combined ratio 1 17.1% 1 06.5% 92.5% 100.6% 1 17.6% (1) Intercompany activity represents excess liquidity placed with corporate segment. (2) Represents a non-GAAP financial measure. For more details refer to pages 19-25. (3) For more details refer to pages 23-25. (4) Written premiums are net of ceded premium for reinsurance. (5) Loss ratio is calculated as Insurance losses and loss adjustment expenses divided by Insurance premiums and service revenue earned and Other Income, net of losses. (6) Underwriting expense ratio is calculated as Compensation and benefits expense and Other operating expenses divided by Insurance premiums and service revenue earned and Other income, net of losses. Note: Numbers may not foot due to rounding 11

ALLY FINANCIAL INC.
CORPORATE FINANCE – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	**2Q 25**	**1Q 25**	**4Q 24**	**3Q 24**	**2Q 24**	**1Q 25**	**2Q 24**
Net financing revenue							
Total financing revenue and other interest income	$ 233	$ 221	$ 237	$ 248	$ 252	$ 12	$ (19)
Interest expense	125	117	122	139	140	8	(15)
Net financing revenue	108	104	115	109	112	4	(4)
Total other revenue	19	29	33	37	30	(10)	(11)
Total net revenue	127	133	148	146	142	(6)	(15)
Provision for loan losses	(2)	14	(5)	11	3	(16)	(5)
Noninterest expense							
Compensation and benefits expense	19	25	19	17	17	(6)	2
Other operating expense	14	18	14	13	13	(4)	1
Total noninterest expense	33	43	33	30	30	(10)	3
Pre-tax income	**$ 96**	**$ 76**	**$ 120**	**$ 105**	**$ 109**	**$ 20**	**$ (13)**
Change in the fair value of equity securities [1]	—	—	—	(1)	—	—	—
Core pre-tax income [2]	$ 96	$ 76	$ 120	$ 104	$ 109	$ 20	$ (13)
Balance Sheet (Period-End)							
Equity securities	$ 1	$ 1	$ 3	$ 3	$ 2	$ —	$ (1)
Loans held for sale, net	68	144	105	65	101	(76)	(33)
Commercial loans	10,968	10,857	9,593	10,300	9,737	111	1,231
Allowance for loan losses	(175)	(177)	(162)	(167)	(156)	2	(19)
Total finance receivables and loans, net	10,793	10,680	9,431	10,133	9,581	113	1,212
Other assets	178	177	165	197	185	1	(7)
Total assets	**$ 11,040**	**$ 11,002**	**$ 9,704**	**$ 10,398**	**$ 9,869**	**$ 38**	**$ 1,171**

(1) For more details refer to pages 23-25.
(2) Represents a non-GAAP financial measure. For more details refer to pages 19-25.
Note: Numbers may not foot due to rounding

12

ALLY FINANCIAL INC.

CORPORATE AND OTHER – CONDENSED FINANCIAL STATEMENTS

($ in millions)	QUARTERLY TRENDS					CHANGE VS.	
Income Statement	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	1Q 25	2Q 24
Net financing revenue							
Total financing revenue and other interest income	$ 444	$ 557	$ 592	$ 646	$ 639	$ (113)	$ (195)
Interest expense	360	479	573	632	647	(119)	(287)
Net financing revenue	84	78	19	14	(8)	6	92
Other revenue							
Other gain/(loss) on investments, net	2	(495)	–	(2)	(1)	497	3
Gain/(loss) on mortgage and automotive loans, net	(2)	1	4	6	5	(3)	(7)
Other income, net of losses (1)	28	67	44	52	40	(39)	(12)
Total other revenue	28	(427)	48	56	44	455	(16)
Total net revenue	112	(349)	67	70	36	461	76
Provision for loan losses	(1)	(257)	67	55	71	256	(72)
Noninterest expense							
Compensation and benefits expense	219	267	235	226	239	(48)	(20)
Goodwill impairment	–	305	118	–	–	(305)	–
Other operating expense (2)	54	73	91	86	100	(19)	(46)
Total noninterest expense	273	645	444	312	339	(372)	(66)
Pre-tax income (loss)	**$ (160)**	**$ (737)**	**$ (444)**	**$ (297)**	**$ (374)**	**$ 577**	**$ 214**
Change in the fair value of equity securities (3)	(4)	(2)	(2)	(2)	1	(2)	(5)
Core OID (4)	16	16	15	14	14	1	2
Repositioning (3)	–	503	140	–	–	(503)	–
Core pre-tax income (loss) (4)	$ (148)	$ (221)	$ (291)	$ (285)	$ (359)	$ 73	$ 211
Balance Sheet (Period-End)							
Cash, trading and investment securities	$ 32,759	$ 32,837	$ 32,599	$ 32,375	$ 30,684	$ (78)	$ 2,075
Loans held-for-sale, net	102	52	50	238	209	50	(107)
Consumer loans	16,582	16,944	19,477	19,699	19,891	(362)	(3,309)
Commercial loans	230	237	239	252	241	(7)	(11)
Intercompany loans (5)	(687)	(804)	(864)	(826)	(727)	117	40
Allowance for loan losses	(20)	(21)	(341)	(329)	(324)	1	304
Total finance receivables and loans, net	16,105	16,356	18,511	18,796	19,081	(251)	(2,976)
Other assets	8,053	9,483	8,590	7,825	7,838	(1,430)	215
Assets of operations held-for-sale (6)	–	2,440	–	–	–	(2,440)	–
Total assets	**$ 57,019**	**$ 61,168**	**$ 59,750**	**$ 59,234**	**$ 57,812**	**$ (4,149)**	**$ (793)**

Core OID Amortization Schedule (4)	2025	2026	2027	2028	2029 & After
Remaining Core OID amortization expense	$ 34	$ 77	$ 89	$ 104	Avg = $133/yr

(1) Includes the impact of centralized asset and liability management, corporate overhead allocation activities, consumer mortgage portfolio, Ally Invest activity, and Credit Card. Sale of Credit Card closed on 04/01/25.
(2) Other operating expenses includes corporate overhead allocated to the other business segments. Amounts of corporate overhead allocated were $281 million for 2Q25, $302 million for 1Q25, $296 million for 4Q24, $286 million for 3Q24, and $280 million for 2Q24. The receiving business segment records the allocation of corporate overhead expense within other operating expenses.
(3) For more details refer to pages 23-25.
(4) Represents a non-GAAP financial measure. For more details refer to pages 23-25.
(5) Intercompany loans related to activity between Insurance and Corporate and Other for liquidity purposes.
(6) Credit Card moved to Assets of Operations Held-For-Sale (HFS) on 03/31/25. Sale of Credit Card closed on 04/01/25.
Note: Numbers may not foot due to rounding

13

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION ($ in millions) QUARTERLY TRENDS CHANGE VS. (1) Asset Quality - Consolidated 2Q 25 1Q 25 4Q 24 2Q 24 3Q 24 1Q 25 2Q 24 Ending loan balance $ 133,229 $ 133,485 $ 136,030 $ 138,783 $ 137,501 $ (256) $ (5,554) 30+ Accruing DPD $ 3,345 $ 3,224 $ 3,800 $ 3,737 $ 3,645 $ 121 $ (392) 30+ Accruing DPD % 2.51% 2 .42% 2 .79% 2 .69% 2.65% 60+ Accruing DPD $ 883 $ 869 $ 1,026 $ 1,087 $ 987 $ 14 $ (204) 60+ Accruing DPD % 0 .66% 0 .65% 0.75% 0 .78% 0 .72% Non-performing loans (NPLs) $ 1,359 $ 1,417 $ 1,486 $ 1,215 $ 1,490 $ (58) $ 144 Net charge-offs (NCOs) $ 366 $ 507 $ 543 $ 435 $ 517 $ (141) $ (69) (2) Net charge-off rate 1 .10% 1 .50% 1.59% 1 .26% 1 .50% Provision for loan losses $ 384 $ 191 $ 557 $ 457 $ 645 $ 193 $ (73) Allowance for loan losses (ALLL) $ 3,416 $ 3,398 $ 3,714 $ 3,572 $ 3,700 $ 18 $ (156) (3) (4) ALLL as % of Loans 2 .56% 2.55% 2.73% 2 .57% 2 .69% (3) ALLL as % of NPLs 251% 2 40% 250% 2 94% 248% (3) ALLL as % of NCOs 234% 1 68% 1 71% 2 05% 179% (5) U.S. Auto Delinquencies - HFI Retail Contract $'s 30+ Delinquent contract $ $ 3,301 $ 3,181 $ 3,681 $ 3,620 $ 3,534 $ 120 $ (319) % of retail contract $ outstanding 3.91% 3 .79% 4 .39% 4 .33% 4 .24% 60+ Delinquent contract $ $ 879 $ 852 $ 984 $ 1,049 $ 951 $ 27 $ (170) % of retail contract $ outstanding 1 .04% 1.02% 1.18% 1 .26% 1.14% U.S. Auto Annualized Net Charge-Offs - HFI Retail Contract $'s Net charge-offs $ 366 $ 445 $ 488 $ 378 $ 467 $ (79) $ (12) (2) % of avg. HFI assets 1.75% 2.12% 2 .34% 1 .81% 2 .24% (6) U.S. Auto Annualized Net Charge-Offs - HFI Commercial Contract $'s Net charge-offs $ — $ — $ — $ — $ (4) $ — $ 4 (2) % of avg. HFI assets (0.01)% — % — % (0.07) % (0.01)% (1) Loans within this table are classified as held-for-investment recorded at amortized cost as these loans are included in our allowance for loan losses. (2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance recievables and loans excluding loans measured at fair value, conditional repurchase loans and loans held- for-sale during the year for each loan category. (3) Excludes provision for credit losses related to our reserve for unfunded commitments. (4) ALLL coverage ratios are based on the allowance for loan losses related to loans held-for-investment excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts. (5) Auto delinquency metrics include accruing contracts only. (6) Commercial Auto data includes Insurance advances. Note: Numbers may not foot due to rounding 14

ALLY FINANCIAL INC. CREDIT RELATED INFORMATION, CONTINUED ($ in millions) (1) Automotive Finance QUARTERLY TRENDS CHANGE VS. Consumer 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 Net Charge-offs $ 366 $ 445 $ 488 $ 467 $ 378 $ (79) $ (12) Allowance for loan losses $ 3,166 $ 3,144 $ 3,170 $ 3,166 $ 3,055 $ 22 $ 111 (2) Total consumer loans $ 84,365 $ 83,868 $ 83,757 $ 83,424 $ 83,528 $ 497 $ 837 (3) Coverage ratio 3 .75% 3.75% 3 .78% 3 .80% 3 .65% (4) Commercial Net Charge-offs $ — $ — $ — $ — $ (4) $ — $ 4 Allowance for loan losses $ 55 $ 56 $ 41 $ 38 $ 37 $ (1) $ 18 Total commercial loans $ 21,078 $ 21,560 $ 22,913 $ 23,854 $ 25,220 $ (482) $ (4,142) Coverage ratio 0 .26% 0 .26% 0.18% 0 .16% 0.15% (1) Consumer Mortgage Net Charge-offs $ — $ (1) $ (1) $ (1) $ (1) $ 1 $ 1 Allowance for loan losses $ 17 $ 18 $ 19 $ 19 $ 19 $ (1) $ (2) Total consumer loans $ 16,588 $ 16,963 $ 17,234 $ 17,501 $ 18,008 $ (375) $ (1,420) Coverage ratio 0 .10% 0 .11% 0 .10% 0.11% 0 .11% (1)(5) Consumer Other - Ally Credit Card Net Charge-offs $ — $ 63 $ 56 $ 52 62 $ (63) $ (62) Allowance for loan losses $ — $ — $ 319 $ 307 302 $ — $ (302) Total consumer loans $ — $ — $ 2,294 $ 2,170 2,049 $ — $ (2,049) Coverage ratio — % — % 1 3.92% 14.14% 14.73% (1) Corporate Finance Net Charge-offs $ — $ — $ — $ (1) $ — $ — $ — Allowance for loan losses $ 175 $ 177 $ 162 $ 167 $ 156 $ (2) $ 19 Total commercial loans $ 10,968 $ 10,857 $ 9,593 $ 10,300 $ 9,737 $ 111 $ 1,231 Coverage ratio 1.60% 1 .63% 1 .69% 1 .62% 1.60% (1) Corporate and Other Net Charge-offs $ — $ — $ — $ — $ — $ — $ — Allowance for loan losses $ 3 $ 3 $ 3 $ 3 $ 3 $ — $ — Total commercial loans $ 230 $ 237 $ 239 $ 252 $ 241 $ (7) $ (11) Coverage ratio 1.36% 1 .36% 1 .36% 1.36% 1 .36 % Note: Numbers may not foot due to rounding. (1) ALLL coverage ratios are based on the domestic allowance as a percentage of finance receivables and loans reported at their gross carrying value, which includes the principal amount outstanding, net of unearned income, unamortized deferred fees reduced by costs on originated loans, unamortized premiums and discounts on purchased loans, unamortized basis adjustments arising from the designation of finance receivables and loans as the hedged item in qualifying fair value hedge relationships, and cumulative principal charge-offs. Excludes loans held at fair value. (2) Includes ($6M) of fair value adjustment for loans in hedge accounting relationships in 2Q25, ($19M) in 1Q25, ($51M) in 4Q24, $28M in 3Q24 and ($166M) in 2Q24. (3) Excludes ($6M) of fair value adjustment for loans in hedge accounting relationships in 2Q25, ($19M) in 1Q25, ($51M) in 4Q24, $28M in 3Q24 and ($166M) in 2Q24. (4) Commercial Auto data includes Insurance advances. (5) Sale of Credit Card closed on 4/1/2025. 15

ALLY FINANCIAL INC. CAPITAL ($ in billions) QUARTERLY TRENDS CHANGE VS. Capital 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 Risk-weighted assets $ 151.4 $ 153.7 $ 153.3 $ 156.3 $ 157.5 $ (2.3) $ (6.1) 9 .9% 9 .5% 9 .8% 9.8% 9 .6% Common Equity Tier 1 (CET1) capital ratio Tier 1 capital ratio 1 1.4% 1 1.0% 1 1.3% 1 1.2% 1 1.0 % Total capital ratio 13.2% 1 2.8% 1 3.2% 1 2.9% 12.7% (1)(2) 6.4% 6.0% 5.7% 5.9% 5 .6 % Tangible common equity / Tangible assets (1) Tangible common equity / Risk-weighted assets 8 .0% 7 .6% 7 .2% 7 .3% 6 .8% Shareholders’ equity $ 14.5 $ 14.2 $ 13.9 $ 14.4 $ 13.7 $ 0.3 $ 0.8 add: CECL phase-in adjustment — — 0.3 0.3 0.3 — (0.3) less: Certain AOCI items and other adjustments 2.7 2.7 3.2 2.6 3.3 — (0.6) (3) less: Adjustments related to deferral method accounting — — — 0.3 0.2 — (0.2) Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) — — Common Equity Tier 1 capital $ 15.0 $ 14.6 $ 15.1 $ 15.3 $ 15.1 $ 0.4 $ (0.1) Common Equity Tier 1 capital $ 15.0 $ 14.6 $ 15.1 $ 15.3 $ 15.1 $ 0.4 $ (0.1) add: Preferred equity 2.3 2.3 2.3 2.3 2.3 — — less: Other adjustments (0.1) (0.1) (0.1) (0.1) (0.1) — — Tier 1 capital $ 17.2 $ 16.9 $ 17.3 $ 17.6 $ 17.4 $ 0.3 $ (0.2) $ 17.2 $ 16.9 $ 17.3 $ 17.6 $ 17.4 $ 0.3 $ (0.2) Tier 1 capital add: Qualifying subordinated debt 1.0 1.0 1.0 0.7 0.7 — 0.3 1.8 1.9 1.9 1.9 1.9 (0.1) (0.1) Allowance for loan and lease losses includible in Tier 2 capital and other adjustments Total capital $ 20.0 $ 19.7 $ 20.2 $ 20.2 $ 20.0 $ 0.3 $ — Total shareholders' equity $ 14.5 $ 14.2 $ 13.9 $ 14.4 $ 13.7 $ 0.3 $ 0.8 less: Preferred equity (2.3) (2.3) (2.3) (2.3) (2.3) — — Goodwill and intangible assets, net of deferred tax liabilities (0.2) (0.3) (0.6) (0.7) (0.7) 0.1 0.5 (1) $ 12.0 $ 11.6 $ 11.0 $ 11.4 $ 10.7 $ 0.4 $ 1.3 Tangible common equity Total assets $ 189.5 $ 193.3 $ 191.8 $ 192.7 $ 192.4 $ (3.8) $ (2.9) less: Goodwill and intangible assets, net of deferred tax liabilities (0.2) (0.3) (0.6) (0.7) (0.7) 0.1 0.5 (2) Tangible assets $ 189.3 $ 193.0 $ 191.2 $ 192.0 $ 191.7 $ (3.7) $ (2.4) Note: Numbers may not foot due to rounding (1) Represents a non-GAAP financial measure. For more details refer to pages 23-25. (2) Ally defines tangible assets as total assets less goodwill and intangible assets, net of deferred tax liabilities. (3) Historical regulatory capital, ratios and RWA have not been recast in relation to the accounting method change for EV tax credits as of 12/31/2024. For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, to delay and subsequently phase-in its impact, see page 24. 16

ALLY FINANCIAL INC. LIQUIDITY AND DEPOSITS QUARTERLY TRENDS CHANGE VS. Consolidated Available Liquidity ($ in billions) 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 (1) Liquid cash and cash equivalents $ 10.0 $ 9.5 $ 9.6 $ 7.9 $ 6.7 $ 0.5 $ 3.3 (2) Highly liquid securities 19.2 20.3 19.9 20.8 18.9 (1.1) 0.3 Subtotal $ 29.2 $ 29.8 $ 29.5 $ 28.8 $ 25.6 $ (0.6) $ 3.6 FHLB Unused Pledged Borrowing Capacity 10.7 11.3 12.2 12.5 12.2 (0.6) (1.5) FRB Discount Window Unused Pledged Capacity 26.9 26.9 26.7 26.7 26.5 0.1 0.4 Total unused pledged capacity $ 37.6 $ 38.2 $ 38.9 $ 39.2 $ 38.8 $ (0.6) $ (1.2) Total current available liquidity $ 66.8 $ 68.0 $ 68.5 $ 67.9 $ 64.3 $ (1.3) $ 2.5 2030 & Unsecured Long-Term Debt Maturity Profile 2025 2026 2027 2028 2029 After (3) Consolidated remaining maturities $ 1.1 $ — $ 1.5 $ 0.8 $ 1.6 $ 5.4 Ally Bank Deposits Key Deposit Statistics Average retail CD duration (months) 17.1 17.3 17.6 18.4 18.7 (0.2) (1.6) Average retail deposit rate 3 .58% 3 .75% 3 .97% 4 .18% 4.18% End of Period Deposit Levels ($ in millions) Retail $ 143,158 $ 146,069 $ 143,430 $ 141,449 $ 142,075 $ (2,911) $ 1,083 Brokered & other 4,708 5,359 8,144 10,501 10,079 (651) (5,371) Total deposits $1 47,866 $ 151,428 $ 151,574 $ 151,950 $ 152,154 $ (3,562) $ (4,288) Deposit Mix Retail CD 25% 2 5% 27% 27% 26% MMA/OSA/Checking 72% 7 1% 6 8% 66% 6 7% Brokered & other 3% 4% 5% 7% 7 % Note: Numbers may not foot due to rounding (1) May include the restricted cash accumulation for retained notes maturing within the following 30 days and returned to Ally on the distribution date (2) Includes unencumbered UST, Agency-backed securities, and highly liquid Corporates (3) Excludes retail notes; as of 6/30/2025. Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs. 17

ALLY FINANCIAL INC. NET INTEREST MARGIN ($ in millions) QUARTERLY TRENDS CHANGE VS. 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 Average Balance Details $ 83,858 $ 83,701 $ 83,554 $ 83,574 $ 83,427 $ 157 $ 431 Retail Auto Loans 7,919 7,955 7,794 8,038 8,417 (36) (498) Auto Lease (net of dep) 14,570 15,324 17,074 17,535 18,003 (754) (3,433) Dealer Floorplan Other Dealer Loans 6,293 6,339 6,374 6,348 6,421 (46) (128) 11,079 10,304 9,824 10,101 10,079 775 1,000 Corporate Finance (1) 16,798 17,104 17,438 17,922 18,302 (306) (1,504) Mortgage (2) Consumer Other - Ally Credit Card — 2,274 2,220 2,125 2,001 (2,274) (2,001) 8,888 9,345 8,721 7,867 7,276 (457) 1,612 Cash and Cash Equivalents 28,658 28,733 29,169 29,982 29,542 (75) (884) Investment Securities and Other $ 178,063 $ 181,079 $ 182,168 $ 183,492 $ 183,468 $ (3,016) $ (5,405) Total Earning Assets Interest Revenue 3,109 3,153 3,308 3,405 3,383 (44) (274) (3) $ 11,171 $ 11,797 $ 11,083 $ 11,243 $ 11,053 $ (626) $ 118 Unsecured Debt (ex. Core OID balance) Secured Debt 1,794 2,096 2,155 1,364 1,227 (302) 567 (4) 148,444 150,640 151,502 152,241 152,412 (2,196) (3,968) Deposits 4,352 4,204 4,699 5,743 7,114 148 (2,762) Other Borrowings (3) Total Funding Sources (ex. Core OID balance) $ 165,761 $ 168,738 $ 169,439 $ 170,591 $ 171,806 $ (2,977) $ (6,045) (3) Interest Expense (ex. Core OID) 1,577 1,659 1,784 1,871 1,852 (82) (275) (3) Net Financing Revenue (ex. Core OID) $ 1,532 $ 1,494 $ 1,524 $ 1,534 $ 1,531 $ 39 $ 1 Net Interest Margin (yield details) Retail Auto Loan 9.27% 9 ..21% 9.27% 9.29% 9.19% 0.06% 0.08% 9.19% 9.11% 9.09% 8 .99% 8.86% 0 .08% 0 .33% Retail Auto Loan (excl. hedge impact) 6 .88% 5.69% 6.60% 7.22% 8 .49% 1 .19% (1.61) % Auto Lease (net of dep) 6.41% 6.50% 7.01% 7 .68% 7.64% (0.09) % (1.23) % Dealer Floorplan 5 .64% 5.66% 5 .60% 5 .65% 5 .67% (0.02)% (0.03) % Other Dealer Loans Corporate Finance 8 .52% 8 .78% 9 .68% 9.82% 10.06% (0.26)% (1.54)% 3 .17% 3.23% 3.17% 3 .21% 3.26% (0.06) % (0.09)% Mortgage (2) Consumer Other - Ally Credit Card — % 2 1.16% 2 1.48% 22.13% 2 1.59% (21.16) % (21.59)% (5) Cash and Cash Equivalents 4.32% 4 .23% 4 .52% 5.14% 4 .90% 0.09% (0.58)% 3 .50% 3 .26% 3 .34% 3.51% 3 .66% 0.24% (0.16) % Investment Securities and Other Total Earning Assets 7.00% 7 .06% 7 .22% 7 .38% 7.41% (0.06)% (0.41)% (3) Unsecured Debt (ex. Core OID & Core OID balance) 6 .42% 6 .40% 6 .37% 6 .27% 6 .22% 0 .02% 0.20% Secured Debt 5 .51% 5.55% 6 .29% 6 .39% 6 .08% (0.04)% (0.57)% (4) Deposits 3 .59% 3 .78% 4 .01% 4 .23% 4.21% (0.19)% (0.62) % (6) 4.15% 4 .03% 3.88% 3 .83% 3 .86% 0 .12% 0.29 % Other Borrowings (3) 3.82% 3 .99% 4 .19% 4 .36% 4 .34% (0.17)% (0.52)% Total Funding Sources (ex. Core OID & Core OID balance) NIM (as reported) 3 .41% 3 .31% 3 .30% 3 .29% 3.32% 0.10% 0 .09% (3) 3.45% 3.35% 3.33% 3.32% 3 .36% 0.10% 0.09 % NIM (ex. Core OID & Core OID balance) (1) Mortgage loans in run-off at the Corporate and Other segment. (2) Credit card assets moved to Assets of Operations Held-for-Sale (HFS) on 3/31/25. Sale of Credit Card closed on 04/01/25. (3) Represents a non-GAAP financial measure. Excludes Core OID from interest expense and Core OID balance from Unsecured Debt. For more details refer to pages 23-25. (4) Includes retail, brokered, and other deposits. Other includes sweep deposits and other deposits. (5) Includes interest expense related to margin received on derivative contracts. Excluding this expense, annualized yields were 4.35% for 2Q25, 4.37% for 1Q25, 4.68% for 4Q24, 5.29% for 3Q24, and 5.40% for 2Q24.. (6) Includes FHLB Borrowings, Repurchase Agreements and other. Note: Numbers may not foot due to rounding 18

ALLY FINANCIAL INC. EARNINGS PER SHARE RELATED INFORMATION ($ in millions, shares in thousands) QUARTERLY TRENDS CHANGE VS. Earnings Per Share Data 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 GAAP net income (loss) attributable to common shareholders $ 324 $ (253) $ 81 $ 171 $ 191 $ 577 $ 133 (1) Weighted-average common shares outstanding - basic 309,895 309,006 307,553 307,312 306,774 889 3,121 (1) Weighted-average common shares outstanding - diluted 312,434 309,006 311,277 311,044 309,886 3,428 2,548 Issued shares outstanding (period-end) 307,787 307,152 305,388 304,715 304,656 634 3,131 (1) Net income (loss) per share - basic $ 1.05 $ (0.82) $ 0.26 $ 0.55 $ 0.63 $ 1.86 $ 0.42 (1) Net income (loss) per share - diluted $ 1.04 $ (0.82) $ 0.26 $ 0.55 $ 0.62 $ 1.85 $ 0.42 (2) Adjusted Earnings per Share ( Adjusted EPS ) Numerator GAAP net income (loss) attributable to common shareholders $ 324 $ (253) $ 81 $ 171 $ 191 $ 577 $ 133 Discontinued operations, net of tax — — 1 — — — — (3) Core OID 16 16 15 14 14 1 2 (4) Change in the fair value of equity securities (35) 13 47 (59) 28 (47) (63) Core OID, repositioning & change in the fair value of equity securities tax (tax rate 21%) 4 (99) (38) 9 (9) 103 13 (4) Repositioning — 503 140 — — (503) — (3) Core net income attributable to common shareholders $ 309 $ 179 $ 246 $ 136 $ 224 $ 131 $ 85 Denominator Weighted-average common shares outstanding - basic or diluted as applicable 312,434 309,006 311,277 311,044 309,886 3,428 2,548 (2) Adjusted EPS $ 0.99 $ 0.58 $ 0.78 $ 0.43 $ 0.73 $ 0.41 $ 0.26 GAAP original issue discount amortization expense $ 18 $ 18 $ 17 $ 17 $ 17 $ — $ 1 Other OID (2) (3) (3) (3) (3) 1 1 (3) Core original issue discount (Core OID) amortization expense $ 16 $ 16 $ 15 $ 14 $ 14 $ 1 $ 2 GAAP outstanding original issue discount balance $ (727) $ (745) $ (763) $ (780) $ (797) $ 18 $ 70 Other outstanding OID balance 22 24 27 29 31 (2) (9) (3) Core outstanding original issue discount balance (Core OID balance) $ (705) $ (721) $ (736) $ (751) $ (766) $ 16 $ 61 GAAP Net Financing Revenue $ 1,516 $ 1,478 $ 1,509 $ 1,520 $ 1,517 $ 38 $ (1) (3) Core OID 16 16 15 14 14 1 2 (3) Net Financing Revenue (ex. Core OID) $ 1,532 $ 1,494 $ 1,524 $ 1,534 $ 1,531 $ 39 $ 1 GAAP Other Revenue $ 566 $ 63 $ 517 $ 615 $ 505 $ 503 $ 61 (4) Repositioning — 495 — — — (495) — (4) Change in the fair value of equity securities (35) 13 47 (59) 28 (47) (63) (3) Adjusted Other Revenue $ 531 $ 571 $ 564 $ 556 $ 533 $ (40) $ (2) GAAP Provision Expense $ 384 $ 191 $ 557 $ 645 $ 457 $ 193 $ (73) (4) Repositioning — 306 — — — (306) — (3) Adjusted Provision (ex. Repositioning) $ 384 $ 497 $ 557 $ 645 $ 457 $ (113) $ (73) GAAP Noninterest Expense $ 1,262 $ 1,634 $ 1,360 $ 1,225 $ 1,286 $ (372) $ (24) (4) Repositioning and other — (314) (140) — — 314 — (3) Adjusted Noninterest Expense $ 1,262 $ 1,320 $ 1,220 $ 1,225 $ 1,286 $ (58) $ (24) (1) Due to the antidilutive effect of the net loss attributable to common shareholders for the first quarter 2025, basic weighted average common shares outstanding were used to calculate basic or diluted earnings per share, as applicable. (2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax- effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. See pages 23-25 for details. (3) Represents a non-GAAP financial measure. For more details refer to pages 23-25. (4) For more details refer to pages 23-25. Note: Numbers may not foot due to rounding 19

ALLY FINANCIAL INC.

ADJUSTED TANGIBLE BOOK PER SHARE RELATED INFORMATION

($ in millions, shares in thousands)	QUARTERLY TRENDS					CHANGE VS.	
Adjusted Tangible Book Value Per Share ("Adjusted TBVPS") Information	**2Q 25**	**1Q 25**	**4Q 24**	**3Q 24**	**2Q 24**	**1Q 25**	**2Q 24**
Numerator							
GAAP shareholder's equity	**$ 14,547**	**$ 14,232**	**$ 13,903**	**$ 14,414**	**$ 13,699**	**$ 315**	**$ 848**
Preferred equity	(2,324)	(2,324)	(2,324)	(2,324)	(2,324)	—	—
GAAP common shareholder's equity	**$ 12,223**	**$ 11,908**	**$ 11,579**	**$ 12,090**	**$ 11,375**	**$ 315**	**$ 848**
Goodwill and identifiable intangibles, net of DTLs	(187)	(295)	(603)	(707)	(713)	108	526
Tangible common equity [1]	12,036	11,613	10,976	11,383	10,662	423	1,374
Tax-effected Core OID balance *(21% tax rate)* [1]	(557)	(570)	(582)	(594)	(605)	13	48
Adjusted tangible book value [2]	**$ 11,479**	**$ 11,044**	**$ 10,395**	**$ 10,790**	**$ 10,057**	**$ 435**	**$ 1,422**
Denominator							
Issued shares outstanding (period-end, thousands)	**307,787**	**307,152**	**305,388**	**304,715**	**304,656**	**634**	**3,131**
GAAP shareholder's equity per share	**$ 47.26**	**$ 46.34**	**$ 45.53**	**$ 47.30**	**$ 44.97**	**$ 0.93**	**$ 2.30**
Preferred equity per share	(7.55)	(7.57)	(7.61)	(7.63)	(7.63)	0.02	0.08
GAAP common shareholder's equity per share	**$ 39.71**	**$ 38.77**	**$ 37.92**	**$ 39.68**	**$ 37.34**	**$ 0.94**	**$ 2.38**
Goodwill and identifiable intangibles, net of DTLs per share	(0.61)	(0.96)	(1.97)	(2.32)	(2.34)	0.35	1.73
Tangible common equity per share [1]	39.10	37.81	35.94	37.36	35.00	1.30	4.11
Tax-effected Core OID balance *(21% tax rate)* per share [1]	(1.81)	(1.85)	(1.90)	(1.95)	(1.99)	0.05	0.18
Adjusted tangible book value per share [2]	**$ 37.30**	**$ 35.95**	**$ 34.04**	**$ 35.41**	**$ 33.01**	**$ 1.34**	**$ 4.28**

(1) Represents a non-GAAP financial measure. For more details refer to pages 23-25.
(2) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods.
Note: Numbers may not foot due to rounding

20

ALLY FINANCIAL INC.
CORE ROTCE RELATED INFORMATION

($ in millions) unless noted otherwise

Core Return on Tangible Common Equity ("Core ROTCE")	2Q 25	1Q 25	4Q 24	3Q 24	2Q 24	Change vs. 1Q 25	Change vs. 2Q 24
Numerator							
GAAP net income (loss) attributable to common shareholders	**$ 324**	**$ (253)**	**$ 81**	**$ 171**	**$ 191**	**$ 577**	**$ 133**
Discontinued operations, net of tax	—	—	1	—	—	—	—
Core OID (2)	16	16	15	14	14	1	2
Change in the fair value of equity securities (2)	(35)	13	47	(59)	28	(47)	(63)
Core OID, repositioning & change in the fair value of equity securities tax *(tax rate 21%)*	4	(99)	(38)	9	(9)	103	13
Repositioning (2)	—	503	140	—	—	(503)	—
Core net income attributable to common shareholders (1)	**$ 309**	**$ 179**	**$ 246**	**$ 136**	**$ 224**	**$ 131**	**$ 85**
Denominator (average, $ millions)							
GAAP shareholder's equity	**$ 14,390**	**$ 14,068**	**$ 14,159**	**$ 14,057**	**$ 13,640**	**$ 322**	**$ 750**
Preferred equity	(2,324)	(2,324)	(2,324)	(2,324)	(2,324)	—	—
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")	(241)	(449)	(655)	(710)	(717)	208	475
Tangible common equity (1)	$ 11,824	$ 11,295	$ 11,180	$ 11,023	$ 10,599	$ 530	$ 1,225
Core OID balance	(713)	(729)	(744)	(759)	(773)	16	60
Net deferred tax asset ("DTA")	(2,004)	(1,923)	(1,713)	(1,531)	(1,472)	(82)	(533)
Normalized common equity	**$ 9,107**	**$ 8,644**	**$ 8,723**	**$ 8,733**	**$ 8,354**	**$ 464**	**$ 753**
Core Return on Tangible Common Equity (3)	**13.6%**	**8.3%**	**11.3%**	**6.2%**	**10.7%**		
Memo (average, $ millions):							
Accumulated Other Comprehensive Loss	$ (3,241)	$ (3,593)	$ (3,659)	$ (3,701)	$ (3,999)		

(1) Represents a non-GAAP measure. See pages 23-25 for methodology and detail.
(2) For more details see pages 23-25.
(3) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.
(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.
(2) In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.
Note: Numbers may not foot due to rounding

21

ALLY FINANCIAL INC. ADJUSTED EFFICIENCY RATIO RELATED INFORMATION ($ in millions) QUARTERLY TREND CHANGE VS. Adjusted Efficiency Ratio Calculation 2Q 25 1Q 25 4Q 24 3Q 24 2Q 24 1Q 25 2Q 24 Numerator GAAP Noninterest Expense $ 1,262 $ 1,634 $ 1,360 $ 1,225 $ 1,286 $ (372) $ (24) Insurance expense (424) (392) (343) (365) (405) (32) (19) (2) Repositioning — (314) (140) — — 314 — Adjusted noninterest expense for the efficiency ratio $ 838 $ 928 $ 877 $ 860 $ 881 $ (90) $ (43) Denominator Total net revenue $ 2,082 $ 1,541 $ 2,026 $ 2,135 $ 2,022 $ 541 $ 60 (2) Core OID 16 16 15 14 14 1 2 Insurance revenue (452) (394) (379) (467) (365) (58) (87) (2) Repositioning — 495 — — — 495 — Adjusted net revenue for the efficiency ratio $ 1,646 $ 1,658 $ 1,662 $ 1,682 $ 1,671 $ (12) $ (25) (1) Adjusted Efficiency Ratio 5 0.9% 5 6.0% 52.8% 51.1% 5 2.7% (1) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, Rep and warrant expense, and repositioning and other which is primarily related to the extinguishment of high cost legacy debt, strategic activities and significant one-time items, as applicable for respective periods. In the denominator, total net revenue is adjusted for Insurance segment revenue, Core OID, and repositioning items. See page 11 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business. (2) For more details see pages 23-25. Note: Numbers may not foot due to rounding 22

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 1) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes change in fair value of equity securities, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions that have been taken by the company to normalize its capital structure, as applicable for respective periods. 3) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. (1) In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods. (2) In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. 4) Adjusted noninterest expense is a non-GAAP financial measure that adjusts GAAP noninterest expense for repositioning items. Management believes adjusted noninterest expense is a helpful financial metric because it enables the reader better understand the business' expenses excluding nonrecurring items. 5) Adjusted other revenue is a non-GAAP financial measure that adjusts GAAP other revenue for OID expenses, repositioning, and change in fair value of equity securities. Management believes adjusted other revenue is a helpful financial metric because it enables the reader to better understand the business' ability to generate other revenue. 6) Adjusted Provision for Credit Losses is a non-GAAP financial measure that adjusts GAAP provision for credit losses for repositioning items. Management believes adjusted provision for credit losses is a helpful financial metric because it enables the reader better understand the business’s expenses excluding nonrecurring items. 7) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. 8) Adjusted total net revenue is a non-GAAP financial measure that management believes is helpful for readers to understand the ongoing ability of the company to generate revenue. For purposes of this calculation, GAAP net financing revenue is adjusted by excluding Core OID to calculate net financing revenue ex. core OID. GAAP other revenue is adjusted for OID expenses, repositioning, and change in fair value of equity securities to calculate adjusted other revenue. Adjusted total net revenue is calculated by adding net financing revenue ex. core OID to adjusted other revenue. 9) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate and Other segments. The change reflects fair value adjustments to equity securities that are reported at fair value. Management believes the change in fair value of equity securities should be removed from select financial measures because it enables the reader to better understand the business’ ongoing ability to generate revenue and income. 23

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 10) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. 11) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. 12) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. 13) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) change in fair value of equity securities (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre- tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. 14) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one- time items, change in fair value of equity securities, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods. (2) In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA. 15) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extended through December 31, 2021. Beginning on January 1, 2022, we are required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and phased in the regulatory capital impacts of CECL from January 1, 2022, to January 1, 2025, in accordance with the five-year transition period. 16) Investment income and other (adjusted) is a non-GAAP financial measure that adjusts GAAP investment income and other for repositioning, and the change in fair value of equity securities. Management believes investment income and other (adjusted) is a helpful financial metric because it enables the reader to better understand the business' ability to generate investment income. 24

ALLY FINANCIAL INC. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Accelerated issuance expense (Accelerated OID), Adjusted earnings per share (Adjusted EPS), Adjusted efficiency ratio, Adjusted noninterest expense, Adjusted other revenue, Adjusted tangible book value per share (Adjusted TBVPS), Adjusted total net revenue, Core net income attributable to common shareholders, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), Core pre-tax income, Core return on tangible common equity (Core ROTCE), Investment income and other (adjusted), Net financing revenue (excluding Core OID), Net interest margin (excluding Core OID), and Tangible Common Equity. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. 17) Net financing revenue excluding core OID is calculated using a non-GAAP measure that adjusts net financing revenue by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net financing revenue ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' ability to generate revenue. 18) Net interest margin excluding core OID is calculated using a non-GAAP measure that adjusts net interest margin by excluding Core OID. The Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. Management believes net interest margin ex. Core OID is a helpful financial metric because it enables the reader to better understand the business' profitability and margins. 19) Repositioning is primarily related to the extinguishment of high-cost legacy debt, strategic activities, restructuring, amounts related to nonrecurring business transactions or pending transactions, and significant other one-time items. 20) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. 25